UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2025

HORIZON BANCORP, INC.

(Exact Name of Registrant as specified in its charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Street

Michigan City, IN 46360
(Address of principal executive offices, including zip code)

219-879-0211

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, no par value	HBNC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.0 1 Entry into a Material Definitive Agreement.

On August 20, 2025, Horizon Bancorp, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., A Stifel Company and Performance Trust Capital Partners, LLC (the “Underwriters”), pursuant to which the Company agreed to issue and sell 6,207,000 shares of the Company’s common stock, no par value (the “Common Stock”), to the Underwriters at a price to the public of $14.50 per share (the “Offering”). The Offering was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-282292), which was previously filed with the Securities and Exchange Commission and effective as of October 2, 2024, as supplemented by a preliminary prospectus supplement dated August 20, 2025 and a prospectus supplement, dated August 20, 2025. As part of the Offering, the Company granted the Underwriters a 30-day option to purchase up to an additional 931,050 shares of Common Stock in the Offering at the public offering price, less underwriting discounts and commissions, which was exercised in full. The Offering closed on August 22, 2025.

The aggregate gross proceeds of the Offering were approximately $103.5 million. After deducting underwriting discounts and commissions and before deducting transaction expenses, the aggregate net proceeds to the Company were approximately $98.6 million.

Pursuant to the Underwriting Agreement, the directors and certain executive officers of the Company entered into agreements providing for a 90-day “lock-up” period with respect to sales of the Company’s securities, subject to certain exceptions.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and also provides for customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement. The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Warner Norcross + Judd LLP, counsel to the Company, delivered an opinion with respect to the validity of the Common Stock, together with its related consent, which are attached hereto as Exhibits 5.1 and 23.1, respectively.

Item 7.0 1 Regulation FD Disclosure.

On August 22, 2025, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K, including in Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 20, 2025, by and between Horizon Bancorp, Inc., Keefe, Bruyette & Woods, Inc., A Stifel Company and Performance Trust Capital Partners, LLC
5.1	Opinion of Warner Norcross + Judd LLP
23.1	Consent of Warner Norcross + Judd LLP (included in Exhibit 5.1)
99.1	Press Release dated August 22, 2025
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2025	HORIZON BANCORP, INC.

	By:	/s/ John R. Stewart, CFA
John R. Stewart, CFA
Executive Vice President & Chief Financial Officer

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